UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


Date of Report (Date of earliest event reported)     August 18, 2000
                                                   -------------------

                         FUSION NETWORKS HOLDINGS, INC.
              ----------------------------------------------------
             (Exact name of registrant as specified in its charter)


        Delaware                     0-23900                   51-0393382
----------------------------       ------------           ----------------------
(State or other jurisdiction       (Commission                (IRS Employer
 of incorporation)                 file number)           Identification Number)


                   8115 N.W. 29th Street, Miami, Florida 33122
               --------------------------------------------------
               (Address of principal executive offices)(Zip Code)


                                 (305) 477-6701
              ----------------------------------------------------
              (Registrant's telephone number, including area code)


            --------------------------------------------------------
         (Former name and former address, if changed since last report)

Item 2.  Acquisition or Disposition of Assets

     On August 18, 2000, Fusion Networks Holdings, Inc. (the "Company") completed the sale of all of the stock of its wholly-owned subsidiary, IDM Environmental Corp. ("IDM"). The IDM stock was sold to Joel Freedman and Frank Falco (the "Purchasers"), the principal officers and directors of IDM and directors of the Company.

     The consideration paid by the Purchasers consisted of a three year secured interest bearing promissory note in the amount of $58,881 and the release of the Company from guarantees in the aggregate amount of $300,000. The terms of the sale were negotiated by the Company's Chief Executive Officer based on a combination of factors, including (1) the substantial recurring operating losses and working capital deficits of IDM, (2) uncertainty with respect to the timing and ultimate realization of value from investments of IDM in affiliates, (3) the substantial time, management effort and capital required to turn-around IDM's operations and the uncertainty on any such efforts, (4) the adverse feedback from the investment community relative to the ongoing affiliation with IDM, (5) the desire to focus the Company's efforts and resources on development of the Company's core Internet software business, and (6) the lack of viable alternative purchasers.

     In connection with the sale of IDM, Joel Freedman and Frank Falco resigned as directors of the Company and Gary M. Goldfarb was appointed as a director.

     The Company, during the quarter ended June 30, 2000, wrote down goodwill in the amount of $7,354,181 in connection with the anticipated sale of IDM.

Item 7.  Financial Statements and Exhibits

         (b)    Pro Forma Financial Information

                Introduction to Pro Forma Financial Information............  F-1

                Pro Forma Condensed Consolidated Balance Sheet at
                June 30, 2000..............................................  F-2

                Pro Forma Condensed Consolidated Statement of
                Operations for the six months ended June 30, 2000..........  F-3

                Pro Forma Condensed Consolidated Statement of Operations
                for the year ended December 31, 1999.......................  F-4

         (c)    Exhibits

                Exhibit
                Number             Description
               ---------          -------------

                 2.1 Stock Purchase Agreement dated August 18, 2000, by and among Fusion Networks Holdings, Inc., Joel Freedman and Frank Falco.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

                                                 FUSION NETWORKS HOLDINGS, INC.

Dated: August 31, 2000
                                                 By: /s/ Gary Goldfarb
                                                    ---------------------
                                                      Gary Goldfarb
                                                      President

                 INTRODUCTION TO PRO FORMA FINANCIAL INFORMATION


The pro forma condensed consolidated balance sheet of Fusion Networks Holdings, Inc. as of June 30, 2000 reflects the financial position of the Company assuming the disposition of IDM Environmental Corp. took place on June 30, 2000 and after giving effect to that disposition.

The pro forma condensed consolidated statements of operations for the six months ended June 30, 2000 and the fiscal year ended December 31, 1999 gives effect to the disposition as if such disposition occurred on January 1, 1999 and are based on the operations of the Company for the six months ended June 30, 2000 and the fiscal year ended December 31, 1999. Nonrecurring charges or credits resulting directly from the transaction such as asset write-downs, liability accruals and severance have not been considered in these pro forma statements of operations.

The unaudited pro forma condensed consolidated financial statements have been prepared by the Company based upon assumptions deemed proper by it. The unaudited pro forma condensed consolidated financial statements presented herein are shown for illustrative purposes only and are not necessarily indicative of the future financial position or future results of operations of the Company, or of the financial position or results of operations of the Company that would have actually occurred had the transaction been in effect as of the date or for the period presented.

The unaudited pro forma condensed consolidated financial statements should be read in conjunction with the historical financial statements and related notes of the Company.

                         PRO FORMA FINANCIAL INFORMATION
          FUSION NETWORKS HOLDINGS, INC. AND CONSOLIDATED SUBSIDIARIES
         PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET AT JUNE 30, 2000
                                   (Unaudited)

                                                      Historical             Adjustments      Proforma Results
                                                     ------------           -------------     -----------------

ASSETS

Current Assets:
   Cash                                                $3,307,159           (134,909)(2)           $3,172,250
   Accounts receivable                                  4,034,981         (4,034,981)(2)                    0
   Notes Receivable                                                           58,881 (2)               58,881
   Other loans                                            174,820              2,890 (2)              177,710
   Recoverable income taxes                               650,242           (650,242)(2)                    0
   Prepaid expenses and other
      current assets                                    2,320,461         (2,020,078)(2)              300,383
                                                     -------------        --------------           ------------
              Total Current Assets                     10,487,663            (6,778,439)            3,709,224
                                                     -------------        --------------           ------------
Goodwill, net of accumulated amortization                                                                   0
Investments in and advances to
   unconsolidated affiliates                              929,266           (929,266)(2)                    0
Investment in affiliate, at cost                       27,353,125         (1,853,125)(2)           25,500,000
Property, plant and equipment, net                      3,273,922         (1,618,436)(2)            1,655,486
Other assets                                              979,925           (979,925)(2)                    0
                                                     -------------        --------------           ------------
                                                      $43,023,901          $(12,159,191)          $30,864,710
                                                     =============        ==============           ============
LIABILITIES AND STOCKHOLDERS' EQUITY

Current Liabilities:
   Current portion of long-term debt                      $12,819           $(12,819)(2)      $             -
   Accounts payable and accrued expenses                9,638,208         (9,128,701)(2)              509,507
   Billings in excess of costs and estimated
     earnings                                           1,130,597         (1,130,597)(2)                    0
   Due to officers                                        100,418           (100,418)(2)                    0
                                                     -------------        --------------           ------------
              Total Current Liabilities                10,882,042           (10,372,535)              509,507
                                                     -------------        --------------           ------------
Long-Term Debt                                          4,015,810            (15,810)(2)            4,000,000
                                                     -------------        --------------           ------------
              Total Liabilities                        14,897,852           (10,388,345)            4,509,507
                                                     -------------        --------------           ------------
Commitments and Contingencies

Stockholders' Equity:
   Common stock, authorized 60,000,000 shares
    $.00001 par value, issued and outstanding
     37,036,226 at June 30, 2000 and 33,113,333
     at December 31, 1999.                                    370                                         370
   Additional paid-in-capital                          65,032,705          (12,419,272)            52,613,433
   Foreign currency translation                             7,271                                       7,271
   Retained earnings                                  (36,914,297)         7,354,181(1)           (26,265,871)
                                                                           1,888,608(2)
                                                                           1,405,637(3)
                                                     -------------        --------------           ------------
Total Stockholders' Equity                             28,126,049         (1,770,846)              26,355,203
                                                     -------------        --------------           ------------
                                                      $43,023,901          $(12,159,191)          $30,864,710
                                                     =============        ==============           ============

                         PRO FORMA FINANCIAL INFORMATION
          FUSION NETWORKS HOLDINGS, INC. AND CONSOLIDATED SUBSIDIARIES
            PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                     FOR THE SIX MONTHS ENDED JUNE 30, 2000
                                   (Unaudited)

                                                              June 30, 2000
                                                                Unaudited
                                                  --------------------------------------
                                                                                    Fusion
                                                                                    Networks
                                             Fusion                               Holdings, Inc.
                                             Networks           Proforma            Proforma
                                           Holdings, Inc.      Adjustments          Adjusted
                                          ----------------    -------------       ---------------

Contract Income                            $1,978,209        $(1,978,209)(3)        $         -
Direct Job Costs                            1,304,730         (1,304,730)(3)                  -
                                           -----------        ---------------        -----------
Gross Profit (Loss)                           673,479           (673,479)                     0
                                           -----------        ---------------        -----------
Costs and Expenses:
   General and administrative
     expenses                               5,130,776         (1,888,689)(3)          3,242,087
   Product development and
     engineering                            2,518,082                                 2,518,082
   Sales and marketing                        881,530                                   881,530
   Write-down of Goodwill                   7,354,181         (7,354,181)(1)                  -
   Depreciation and amortization              214,396            (66,101)(3)            148,295
                                           -----------        ---------------        -----------
                                           16,098,965         (9,308,971)             6,789,994
                                           -----------        ---------------        -----------
Loss from Operations                      (15,425,486)           (8,635,492)         (6,789,994)

Other Income (Expense):
   Loss on disposal of property,
     plant and equipment                      (74,382)             74,382(3)                  -
   Gain on sale of subsidiary                                   1,888,608(2)          1,888,608
   Miscellaneous income (expense)             (72,740)                    -             (72,740)
   Interest income (expense)                   32,280              49,944(3)             82,224
                                           -----------        ---------------        -----------
                                             (114,842)          2,012,934             1,898,092

Loss before Credit for Income Taxes       (15,540,328)        (10,648,426)           (4,891,902)
Provision (Credit) for Income Taxes                 -                   -                     -
                                           -----------        ---------------        -----------
Net Loss                                 ($15,540,328)       ($10,648,426)          ($4,891,902)
                                           ===========        ===============        ===========
Loss per Share:
   Basic loss per share                        $(0.44)                                   $(0.14)
                                           ===========                               ===========
   Diluted loss per share                      $(0.44)                                   $(0.14)
                                           ===========                               ===========
Basic common shares outstanding            35,074,780                                35,074,780
Diluted common shares outstanding          35,074,780                                35,074,780



See Notes to Pro Forma Consolidated Financial Data

                         PRO FORMA FINANCIAL INFORMATION
          FUSION NETWORKS HOLDINGS, INC. AND CONSOLIDATED SUBSIDIARIES
            PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                      FOR THE YEAR ENDED DECEMBER 31, 1999
                                   (Unaudited)

                                                          December 31, 1999
                                                             Audited
                                                     ----------------------------
                                                                                    Fusion
                                                                                   Networks
                                                Fusion                           Holdings, Inc.
                                                Networks         Proforma           Proforma
                                             Holdings, Inc.     Adjustments         Adjusted
                                           ------------------  --------------   -----------------

Contract Income                                     -                                           -
Direct Job Costs                                    -                                           -
                                          ------------                               -------------
Gross Profit (Loss)                                 0                                           0
                                          ------------                               -------------
Costs and Expenses:
   General and administrative
     expenses                                 386,742                                     386,742
   Product development and
     engineering                            1,038,671                                   1,038,671
   Sales and marketing                        164,249                                     164,249
   Consulting expenses                     19,575,000                                  19,575,000
   Merger Expenses                            238,350                                     238,350
                                          ------------                               -------------
                                           21,403,012                                  21,403,012
                                          ------------                               -------------
Loss from Operations                      (21,403,012)                                (21,403,012)

Other Income (Expense):
   Interest income (expense)                   29,040                                      29,040
                                          ------------                               -------------
                                               29,040                                      29,040

Loss before Credit for Income Taxes       (21,373,972)                                (21,373,972)

Provision (Credit) for Income Taxes                 -                     -                     -
                                          ------------                               -------------
Net Loss                                 ($21,373,972)                               ($21,373,972)
                                          ============                               =============
Loss per Share:
   Basic loss per share                        $(0.64)                                     $(0.64)
                                          ============                               =============
   Diluted loss per share                      $(0.64)                                     $(0.64)
                                          ============                               =============
Basic common shares outstanding            33,113,333                                  33,113,333

Diluted common shares outstanding          33,113,333                                  33,113,333


See Notes to Pro Forma Consolidated Financial Data

                         FUSION NETWORKS HOLDINGS, INC .
              Notes to Pro Forma Consolidated Financial Statements
                                  June 30, 2000



(1) To eliminate the write down of goodwill of $7,354,181 associated with the merger of IDM. The write-down of the goodwill was recorded during the quarter ended June 30, 2000 to reflect the sale of IDM to the principal officers and directors of IDM the "purchasers".

(2) To record the sale of $1,829,727 net liabilities of IDM, the issuance of a note receivable from the purchasers to the company of $ 58,881, and the corresponding gain of $1,888,608 associated with the corresponding sale.

(3) To eliminate the net loss of $1,405,637 of IDM from the date of acquisition to June 30, 2000 which included in the consolidated statement of operations for the period ended June 30, 2000.

                            Stock Purchase Agreement

                                  By and Among

                         FUSION NETWORKS HOLDINGS, INC.

                                    as Seller


                                       and

                              JOEL A. FREEDMAN and

                                 FRANK A. FALCO

                                  as Purchasers




                                 August 18, 2000

                                TABLE OF CONTENTS
                                                                           Page
                                                                          ------
ARTICLE I               Definitions.....................................      1

         Section 1.01.  Certain Defined Terms...........................      1
         Section 1.02.  References, Etc.................................      1

ARTICLE II              Purchase and Sale of the Stock..................      2

         Section 2.01.  Purchase and Sale...............................      2
         Section 2.02.  Purchase Price..................................      2
         Section 2.03.  Time and Place of Closing.......................      2
         Section 2.04.  Delivery of the Stock; Payment of Purchase Price      2

ARTICLE III             Representations and Warranties of Seller........      3

         Section 3.01.  Authority ......................................      3
         Section 3.02.  No Conflict.....................................      3
         Section 3.03.  Consents and Approvals..........................      3
         Section 3.04.  Litigation......................................      3
         Section 3.05.  Brokers, Finders and Financial Advisors.........      3

ARTICLE IV              Representations and Warranties of Purchaser.....      4

         Section 4.01.  Authority.......................................      4
         Section 4.02.  No Conflict.....................................      4
         Section 4.03.  Consents and Approvals .........................      4
         Section 4.04.  Litigation......................................      4
         Section 4.05.  Brokers, Finders and Financial Advisors.........      5
         Section 4.06.  Knowledge Regarding the Company ................      5

ARTICLE V               Covenants.......................................      5

         Section 5.01.  Cooperation.....................................      5
         Section 5.02.  Further Assurances..............................      5
         Section 5.03.  Public Announcements............................      5
         Section 5.04.  Acquisition Transactions........................      6
         Section 5.05.  Non-Competition.................................      6
         Section 5.06.  Option Grants ..................................      6
         Section 5.07.  Affirmation of Options and Warrants ............      7
         Section 5.08.  Continuation of Directors and Officers Insurance
                        Coverage........................................      7

ARTICLE VI              Conditions......................................     7

         Section 6.01.  Conditions to Obligations of each of the Parties     7
         Section 6.02.  Conditions to Obligations of Seller.............     7
         Section 6.03.  Conditions to Obligations of Purchasers.........     8

ARTICLE VII             Termination.....................................     8

         Section 7.01.  Termination.....................................     8
         Section 7.02.  Effect of Termination...........................     9

ARTICLE VIII            Indemnification ................................     9

         Section 8.01.  Indemnification of Seller ......................     9
         Section 8.02.  Indemnification of Purchasers ..................    10
         Section 8.03.  Limitations on Indemnification .................    11
         Section 8.04.  Indemnification Procedures......................    11
         Section 8.05.  Payment.........................................    12
         Section 8.06.  Other Indemnities; Survival of Representations,
                        Warranties and Covenants........................    12

ARTICLE IX              Miscellaneous...................................    12

         Section 9.01.  Notices.........................................    12
         Section 9.02.  Benefit and Burden..............................    13
         Section 9.03.  No Third Party Rights...........................    13
         Section 9.04.  Amendments and Waiver...........................    13
         Section 9.05.  Assignments.....................................    14
         Section 9.06.  Counterparts ...................................    14
         Section 9.07.  Captions and Headings ..........................    14
         Section 9.08.  Construction....................................    14
         Section 9.09.  Severability....................................    14
         Section 9.10.  Remedies .......................................    14
         Section 9.11.  Applicable Law .................................    14
         Section 9.12.  Submission to Jurisdiction......................    15
         Section 9.13.  Expenses; Prevailing Party Costs ...............    15
         Section 9.14.  Entire Agreement................................    15
         Section 9.15.  Legal Representation............................    16

EXHIBITS, ANNEXES AND SCHEDULES

         Schedule 2.02.  Purchase Price..................................  17
         Annex A         Definitions
         Exhibit A       Form of Promissory Note
         Exhibit B       Form of Release Option
         Exhibit C       Form of New Option

                            Stock Purchase Agreement


     THIS STOCK PURCHASE AGREEMENT (this "Agreement") is made effective as of the 18th day of August, 2000, by and among Fusion Networks Holdings, Inc. ("Fusion") being herein referred to as "Seller", and Joel A. Freedman, an individual ("Freedman"), and Frank A. Falco, an individual ("Falco"), or their assignees provided for in Section 9.05 (Freedman and Falco or such assignees being herein referred to as "Purchasers").

                             PRELIMINARY STATEMENTS

     A. IDM Environmental Corp. is a corporation organized under the laws of the State of New Jersey (the "Company"), and the Seller owns all of the issued and outstanding capital stock of the Company (the "Stock").

     B. Freedman and Falco founded the Company and serve as the principal officers of the Company.

     C. Seller acquired the Company (the "Merger") as a wholly-owned subsidiary pursuant to the terms of a Plan of Reorganization and Merger dated August 18, 1999 (the "Holding Company Agreement") and an Agreement and Plan of Merger dated August 18, 1999 (the "Merger Agreement").

     B. Seller desires to sell the Stock to Purchasers, and Purchasers desire to purchase the Stock from Seller, on the terms, provisions and conditions set forth herein.

     NOW, THEREFORE, in consideration of the mutual agreements contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Seller and Purchasers do hereby agree as follows:

                                    ARTICLE I

                                   Definitions

          Section 1.01. Certain Defined Terms . Capitalized terms used in this Agreement and not otherwise defined herein shall have the respective meanings set forth in Annex A hereto.

          Section 1.02. References, Etc. The words "hereof,""herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. All terms defined in Annex A or in any other provision of this Agreement in the singular shall have the same meanings in the plural and vice versa. All pronouns, nouns and other terms used in this Agreement shall include the masculine, feminine and neuter forms thereof, wherever appropriate to the context. All references herein to Articles, Sections, Annexes, Exhibits and Schedules shall, unless the context requires a different construction, be deemed to be references to the Articles and Sections of this Agreement and the Annexes, Exhibits and Schedules attached hereto and made a part hereof. In this Agreement, unless a clear contrary intention appears, the word "including" (and with correlative meaning "include") means including, without limiting the generality of any description preceding such term. All accounting terms not specifically defined herein shall be construed in accordance with GAAP.

                                   ARTICLE II

                         Purchase and Sale of the Stock

          Section 2.01. Purchase and Sale . On the Closing Date and upon the terms and subject to the conditions set forth herein, the Seller shall sell, convey, transfer, assign and deliver the Stock to Purchasers, free and clear of all Liens, and Purchasers shall purchase and accept the Stock from the Seller.

          Section 2.02. Purchase Price . The purchase price (the "Purchase Price") for the Stock shall consist of the consideration and satisfaction of the requirements set forth on Schedule 2.02 attached hereto.

          Section 2.03. Time and Place of Closing . Subject to the satisfaction or waiver of the conditions set forth in Article VI hereof, the closing of the transactions contemplated by this Agreement shall take place on the Closing Date at 10:00 A.M., Miami, Florida time, at the offices of Seller, 8115 N.W. 29th Street, Miami, Florida, or at such other time, date or place as Seller and Purchasers may agree. Upon consummation of the Closing, the transactions contemplated by this Agreement shall be deemed effective as of the close of business June 30, 2000 ("Effective Time").

          Section 2.04. Delivery of the Stock; Payment of Purchase Price . On the Closing Date: (a) the Seller shall deliver to Purchasers the certificates representing the Stock, duly endorsed in blank or accompanied by stock powers duly endorsed in blank, subject to the pledge of the Stock described on Schedule 2.02, with all Taxes attributable to the transfer and sale of the Stock paid by the Seller; and (b) in full consideration and exchange for the Stock, the Purchasers shall deliver to the Seller documents in payment of the Purchase Price as set forth on Schedule 2.02 attached hereto.

                                   ARTICLE III

                    Representations and Warranties of Seller

     Subject to all of the terms, conditions and provisions of this Agreement, Seller hereby represents and warrants to Purchasers, as of the date hereof and as of the Closing Date, as follows:

          Section 3.01. Authority . The Seller has all requisite power and authority, corporate or otherwise, to execute and deliver this Agreement and the Closing Documents and to consummate the transactions contemplated hereby and thereby. The Seller has duly and validly executed and delivered this Agreement and will, on or prior to the Closing Date, execute and deliver the Closing Documents and, assuming the due authorization, execution and delivery of this Agreement and the Closing Documents by the Purchasers constitutes, and when executed and delivered each of such Closing Documents will constitute, the legal, valid and binding obligation of the Seller enforceable against the Seller in accordance with its terms, except as such enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar Laws affecting creditors' rights generally and general equitable principles.

          Section 3.02. No Conflict . The execution and delivery by the Seller of this Agreement and the Closing Documents and the consummation of the transactions contemplated hereby and thereby, do not and will not, by the lapse of time, the giving of notice or otherwise: (a) constitute a violation of any Law; (b) constitute a breach of any provision contained in, or a default under, any Governmental Approval, any writ, injunction, order, judgment or decree of any Governmental Authority or any Contract to which the Seller is a party or by which the Seller or any of its Assets and Properties is bound or affected; or (c) result in or require the creation of any Lien upon the Stock or, except as otherwise provided in this Agreement and the Closing Documents, any of the Assets and Properties of any of the Seller.

          Section 3.03. Consents and Approvals . No Governmental Approvals and no notifications, filings or registrations to or with any Governmental Authority or any other Person is or will be necessary for the valid execution and delivery by the Seller of this Agreement and the Closing Documents or the consummation of the transactions contemplated hereby or thereby, or the enforceability hereof or thereof, other than those which have been obtained or made and are in full force and effect.

          Section 3.04. Litigation . There are no Claims pending or, to the knowledge of Seller, threatened against or affecting the Seller which seeks to restrain or enjoin the execution and delivery of this Agreement or any of the Closing Documents or the consummation of any of the transactions contemplated hereby or thereby.

          Section 3.05. Brokers, Finders and Financial Advisors . No broker, finder or financial advisor has acted for Seller in connection with this Agreement or any of the Closing Documents or the transactions contemplated hereby or thereby, and no broker, finder or financial advisor is entitled to any broker's, finder's or financial advisor's fee or other commission in respect thereof based in any way on any Contract with Seller. ARTICLE IV

                  Representations and Warranties of Purchasers

          Subject to all of the terms, conditions and provisions of this Agreement, Purchasers hereby represent and warrant to Seller, as of the date hereof and as of the Closing Date, as follows:

          Section 4.01. Authority . Purchasers have all requisite power and authority to execute and deliver this Agreement and the Closing Documents and to consummate the transactions contemplated hereby and thereby. Purchasers have duly and validly executed and delivered this Agreement and will, on or prior to the Closing Date, execute and deliver each of the Closing Documents and, assuming the due authorization, execution and delivery of this Agreement and such Closing Documents by the Seller, this Agreement constitutes, and when executed and delivered each of such Closing Documents will constitute, the legal, valid and binding obligation of the Purchasers, enforceable against the Purchasers in accordance with its terms, except as such enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar Laws affecting creditors' rights generally and general equitable principles.

          Section 4.02. No Conflict . The execution and delivery by Purchasers of this Agreement and the Closing Documents and the consummation of the transactions contemplated hereby and thereby do not and shall not, by the lapse of time, the giving of notice or otherwise: (a) constitute a violation of any Law; (b) constitute a breach of any provision contained in, or a default under, any Governmental Approval, any writ, injunction, order, judgment or decree of any Governmental Authority or any Contract to which Purchasers are parties or by which Purchasers or their Assets and Properties are bound or affected; or (c) except as otherwise contemplated by this Agreement and the Closing Documents, result in or require the creation of any Lien upon any of the Assets and Properties of Purchasers.

          Section 4.03. Consents and Approvals . No Governmental Approvals and no notifications, filings or registrations to or with any Governmental Authority or any other Person is or will be necessary for the valid execution and delivery by Purchasers of this Agreement and the Closing Documents or the consummation of the transactions contemplated hereby or thereby, or the enforceability hereof or thereof, other than those which have been obtained or made and are in full force and effect.

          Section 4.04. Litigation . There are no Claims pending or, to the knowledge of Purchasers, threatened before or by any Governmental Authority or any other Person, and Purchasers have no knowledge of the basis for any Claim, which either alone or in the aggregate, seeks to restrain or enjoin the execution and delivery of this Agreement or any of the Closing Documents or the consummation of any of the transactions contemplated hereby or thereby. There are no judgments or outstanding orders, injunctions, decrees, stipulations or awards (whether rendered by a Governmental Authority or by an arbitrator) against Purchasers which prohibit or restrict, or could reasonably be expected to result in any delay of, the consummation of the transactions contemplated by this Agreement or any of the Closing Documents.

          Section 4.05. Brokers, Finders and Financial Advisors . No broker, finder or financial advisor has acted for the Purchasers in connection with this Agreement or any of the Closing Documents or the transactions contemplated hereby or thereby, and no broker, finder or financial advisor is entitled to any broker's, finder's or financial advisor's fee or other commission in respect thereof based in any way on any Contract with Purchasers.

          Section 4.06. Knowledge Regarding the Company. Purchasers, as principal members of management of the Company, represent and acknowledge that they are familiar with the Assets and Properties and the Liabilities and operations of the Company and are not relying on any representations of the Seller with respect to the Assets and Properties or Liabilities or operations of the Company and agree to accept the Stock as is without warranty.

                                    ARTICLE V

                                    Covenants

          Section 5.01. Cooperation . Subject to the terms and conditions herein provided, Seller and Purchasers each agree to use commercially reasonable efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable to consummate and make effective as promptly as practicable the transactions contemplated by this Agreement and the Closing Documents and to cooperate with the other in connection with the foregoing.

          Section 5.02. Further Assurances . Seller and Purchasers agree that, from time to time, whether before, at or after the Closing Date, each of them will take such other action as may be reasonably requested and necessary or appropriate to carry out the purposes and intent of this Agreement and the Closing Documents. Purchasers further agree to take, or to cause the Company to take, such other actions and supply such further information, from time to time, as may be reasonably requested and necessary or appropriate for Seller to comply with ongoing reporting obligations under the Securities Exchange Act of 1934, including, but not limited to, supplying such financial information as may required to comply with those obligations.

          Section 5.03. Public Announcements . Except as required by Law, without the prior written approval of the other party, neither Seller nor Purchasers will issue, or permit any agent or Affiliate thereof to issue, any press release or otherwise make or permit any agent or Affiliate thereof to make, any public statement or announcement with respect to this Agreement, the Closing Documents or the transactions contemplated hereby and thereby; provided, however, that to the extent that, in the opinion of their respective counsels, any public statements are required to be made by the Company or Purchaser pursuant to any Law, the parties shall endeavor to consult with each other prior to issuing any such press release or written public statement.

          Section 5.04. Acquisition Transactions . After the date hereof and prior to the Closing Date or the earlier termination of this Agreement, Seller shall not initiate, solicit, negotiate, encourage or facilitate any proposal or offer to acquire all or any substantial part of the business or Assets and Properties of the Company or any capital stock of the Company, whether by merger, purchase of Assets and Properties, tender offer or otherwise, and whether for cash, securities or any other consideration or combination thereof. Seller: (a) acknowledges and agrees that a breach of any of the covenants contained in this Section 5.04 will result in irreparable harm to Purchasers which will not be compensable in money damages; and (b) agrees that such covenant shall be specifically enforceable and that specific performance and injunctive relief shall be a remedy properly available to Purchaser for a breach of such covenant.
     Seller further hereby agrees to indemnify, defend and hold harmless Purchasers from and against any and all Claims, Liabilities and Losses which may be imposed on, incurred by or asserted against Purchaser, arising out of or resulting from any breach of the covenants contained in this
     Section 5.04.

          Section 5.05. Non-Competition . In consideration of the terms and provisions of this Agreement, Seller agrees that, for the period commencing at the Closing Date and ending five years after the Closing Date, Seller shall not, directly or indirectly, as an employee, employer, consultant, agent, representative, principal, partner, stockholder (other than ownership of securities of a publicly held corporation in which Seller owns less than 1% of the outstanding equity), officer, director, investor or financier, or in any other individual or representative capacity:
     (a) engage or participate in the Company's Business (as hereinafter defined) without the prior written consent of the Company, (b) call on or solicit, or attempt to call on or solicit, any of the Company's past and current or prospective (determined immediately prior to the Closing Date) customer or supplier in a manner that is competitive with the Company Business, (c) induce or attempt to induce any Employee to terminate his employment with the Company, or hire or attempt to hire any Employee, or
     (d) engage in any act or activity that would interfere with or harm any business relationship that the Company may have with any investor, customer, Employee, principal or supplier. For purposes of this Agreement, the term "Company Business" means the provision of environmental consulting and remediation services and development and operation of independent power projects.

          Section 5.06. Option Grants. On the Closing Date, the Seller agrees, as consideration for the Resignations and the Release of Guarantee, to, and will, grant to the Purchasers 75,000 options each, or an aggregate of 150,000 stock options (the "Release Options"), in the form attached hereto as Exhibit "B", and will grant to all holders of presently outstanding options issued by IDM, one new option (the "New Options") for each option presently outstanding (the "Old Options") and priced above the Market Price on the Closing Date (the Release Options and the New Options are, collectively, referred to herein as the "Options"). The New Options shall be (a) nonqualified stock options, (b) priced at the Market Price, but not greater than $2.50 per share, (c) exercisable for a term of five years, provided that holders of Old Options exercise Old Options for cash within three trading days after the closing bid price of the common stock of the Seller exceeds the exercise price of each Old Option by ten percent (10%), and shall be in the form attached hereto as Exhibit "C". The Purchasers agree to provide to the Seller a comprehensive schedule of Old Options at least three business days prior to the Closing Date.

          Section 5.07. Affirmation of Options and Warrants. Seller affirms its assumption of all outstanding options and warrants of the Company pursuant to the Merger Agreement, including the Seller's undertaking thereunder to contribute one-half of the proceeds from the exercise of options and warrants outstanding on the closing of the Merger to the Company, and further agrees and affirms that the transactions contemplated hereby, except as specifically stated otherwise herein, will not terminate the Seller's obligation to honor all exercises of such options or warrants during the terms set forth in the documents evidencing those options and warrants, notwithstanding that employees of the Company will not be employees of the Seller following the Closing Date.

          Section 5.08. Continuation of Directors and Officers Insurance Coverage. Seller agrees to continue to maintain directors and officers insurance coverage ("D&O Insurance") covering all officers and directors of the Company at the time of the Merger, including prior acts coverage, for a period of three years.

                                   ARTICLE VI

                                   Conditions

          Section 6.01. Conditions to Obligations of each of the Parties . The respective obligations of each party to consummate the transactions contemplated hereby shall be subject to the fulfillment at or prior to the Closing Date of the following conditions:

               (a) no preliminary or permanent injunction or other order, decree or ruling by any Governmental Authority or any other Person which prevents the consummation of the transactions contemplated by this Agreement or any of the Closing Documents shall have been issued and remain in effect;

               (b) no Claim shall have been asserted, threatened or commenced by any Governmental Authority or any other Person and no Law shall have been enacted, promulgated or issued by any Governmental Authority, which would reasonably be expected to (i) prohibit the ownership or operation of all or any material portion of the business of the Company, (ii) prohibit the purchase of, payment for or retention of the Stock by Purchasers or the consummation of the transactions contemplated by this Agreement or any of the Closing Documents or
          (iii) make the consummation of any such transactions illegal; and

               (c) all Governmental Approvals legally required for the consummation of the transactions contemplated by this Agreement and the Closing Documents shall have been obtained and be in full force and effect on the Closing Date.

          Section 6.02. Conditions to Obligations of Seller . The obligations of Seller to consummate the transactions contemplated hereby shall be subject to the fulfillment at or prior to the Closing Date of the following additional conditions, except as Seller may waive in writing:

               (a)  Purchasers  shall have  complied  with and  performed in all material respects all of the terms, covenants, agreements and conditions contained in this Agreement and the Closing Documents and performed on or prior to the Closing Date;

               (b) the representations and warranties of Purchasers in this Agreement and in each of the Closing Documents shall have been true and correct on the date hereof or thereof, as applicable, and such representations and warranties shall be true and correct on and as of the Closing Date (except those, if any, expressly stated to be true and correct at an earlier date), with the same force and effect as though such representations and warranties had been made on and as of the Closing Date.

          Section 6.03. Conditions to Obligations of Purchasers . The obligations of the Purchasers to consummate the transactions contemplated hereby shall be subject to the fulfillment at or prior to the Closing Date of the following additional conditions, except as Purchasers may waive in writing:

               (a) the Seller shall have complied with and performed in all material respects all of the terms, covenants, agreements and conditions contained in this Agreement and the Closing Documents to which each is a party which are required to be complied with and performed on or prior to the Closing Date;

               (b) the representations and warranties of the Seller in this Agreement and in each of the Closing Documents shall have been true and correct on the date hereof or thereof, as applicable, and such representations and warranties shall be true and correct on and as of the Closing Date (except those, if any, expressly stated to be true and correct at an earlier date), with the same force and effect as though such representations and warranties had been made on and as of the Closing Date;

               (c) Purchaser shall have received each of the following, dated as of the Closing Date or, with respect to certificates of Governmental Authorities, dated within ten Business Days prior to the Closing Date a certificate executed by the Seller certifying as to fulfillment of the conditions specified in Section 6.03(a) and Section 6.03(b);

                                   ARTICLE VII

                                   Termination

     Section 7.01. Termination . This Agreement may be terminated at any time prior to the Closing Date:

          (a) by the mutual written consent of Seller and Purchasers;

          (b) by Seller,  on the one hand, or Purchasers,  on the other hand, if
     (i) the non-terminating party or any of its Affiliates fails to satisfy any term, covenant, agreement or condition required to be satisfied by it on or before the Closing Date or (ii) there has been a breach of any representation, warranty, term, covenant or agreement made to or for the benefit of the terminating party or any of its Affiliates in this Agreement, which breach has not been cured as of the Closing Date;

          (c) by either Seller or Purchasers if the Closing has not occurred on or prior to September 1, 2000; provided, however, that the right to terminate this Agreement shall not be available to any party whose failure, or the failure of any of its Affiliates, to fulfill an obligation under this Agreement has been the cause of or resulted in the failure of the Closing Date to occur on or before such date; or

          (d) by either Seller or Purchasers upon the issuance of an injunction, stay or restraining order issued by any court of competent jurisdiction enjoining or preventing consummation of the purchase and sale of the Stock or the other transactions contemplated by this Agreement or any of the Closing Documents beyond September 1, 2000, which injunction, stay or order has not been reversed, vacated or expired so as to permit the Closing Date to occur on or before September 1, 2000.

     Section 7.02. Effect of Termination . In order to elect to terminate this Agreement pursuant to Section 7.01, written notice of such election must be given by the terminating party to the other party and, upon receipt of such notice by the non-terminating party, this Agreement shall terminate and have no further effect; provided, however, that if this Agreement is terminated by a party under circumstances in which the other party or any of its Affiliates has willfully or in bad faith failed or refused to satisfy a covenant or condition to the obligations of either party to consummate the transactions contemplated by this Agreement (the "Defaulting Party"), the Defaulting Party shall be and remain liable for all Claims, Liabilities and Losses imposed on, incurred by or asserted against the non-defaulting party, directly or indirectly, arising out of or resulting from such failure.

                                  ARTICLE VIII

                                 Indemnification

     Section 8.01. Indemnification of Seller . Subject to the terms and conditions of this Article VIII, Purchasers agree to indemnify, defend and hold harmless Seller, and its respective heirs, executors, personal representatives, administrators, successors and assigns (the "Seller Indemnified Persons"), from and against any and all Claims, Liabilities and Losses which may be imposed on, incurred by or asserted against any Seller Indemnified Person, arising out of or resulting from, directly or indirectly:

          (a) the inaccuracy of any representation or breach of any warranty of Purchasers contained in or made pursuant to this Agreement or any of the Closing Documents which was not disclosed to Seller in writing prior to the Closing; provided that no such notification shall be deemed to waive or abrogate any right of Seller with respect to conditions to Closing in
     Section 6.02;

               (b) the breach of any covenant or agreement of Purchasers contained in this Agreement or in any of the Closing Documents; or

               (c) the conduct of the business of the Company after the Closing Date, or any act or failure to act of the Company prior to the Closing Date;

               (d) the presence, release or threatened release of any hazardous material located on, within or affecting any of the Assets and Properties of the Company, or migrating to adjacent properties;

               (e) any compliance, investigative, enforcement, cleanup, removal, containment, remedial, response, cost recovery, contribution, brownfields cleanup or other private or governmental or regulatory action at any time threatened, instituted or completed, which is in any way connected with (i) any hazardous material or (ii) the activities of, or ownership or operation of the Assets and Properties of the Company; or

               (f) any Claim to fees or costs for alleged services by a broker, agent, finder or other Person claiming to act in a similar capacity at the request of Purchasers in connection with this Agreement or any of the Closing Documents;

provided, however, that Purchasers shall not be liable for any portion of any Claims, Liabilities or Losses resulting from a material breach by Seller of any of its obligations under this Agreement or any of the Closing Documents or from a Seller Indemnified Person's gross negligence, fraud or willful misconduct.

     Section 8.02. Indemnification of Purchasers . Subject to the terms and conditions of this Article VIII, from and after the Closing Date, Seller agrees to indemnify, defend and hold harmless Purchasers and their respective Affiliates, their respective present and former directors, officers, shareholders, employees and agents and their respective heirs, executors, personal representatives, administrators, successors and assigns (the "Purchaser Indemnified Persons"), from and against any and all Claims, Liabilities and Losses which may be imposed on, incurred by or asserted against any Purchaser Indemnified Person, arising out of or resulting from, directly or indirectly:

          (a) the inaccuracy of any representation or breach of any warranty of Seller contained in or made pursuant to this Agreement or any of the Closing Documents which was not disclosed to Purchasers in writing prior to the Closing; provided that no such notification shall be deemed to waive or abrogate any right of Purchasers with respect to conditions to Closing in
     Section 6.03;

          (b) the breach of any covenant or agreement of Seller contained in this Agreement or any of the Closing Documents; or

          (c) any Claim to fees or costs for alleged services rendered by a broker, agent, finder or other Person claiming to act in a similar capacity at the request of Seller in connection with this Agreement or any of the Closing Documents;

provided, however, that Seller shall not be liable for any portion of any Claims, Liabilities or Losses resulting from a material breach by Purchasers of their obligations under this Agreement or any of the Closing Documents or from a Purchaser Indemnified Person's gross negligence, fraud or willful misconduct.

     Section  8.03.   Limitations  on   Indemnification  .  The  obligations  of
Purchasers and Seller to indemnify any Person pursuant to this Article VIII shall be subject to the following limitations:

          (a) except as provided in Sections 8.03(b), notice of the Claim shall have been given by such Seller Indemnified Person or Purchaser Indemnified Person, as the case may be, to Purchasers or Seller within the two-year period after the Closing Date (or such longer period of time for notice of Claims as is provided in Section 8.06 hereof); and

          (b) with  respect  solely to claims for  indemnification  pursuant  to
     Section 8.02(d) or 8.02(e), notice of such Claim shall have been given by the Purchaser Indemnified Person to Seller within the two-year period after the Closing Date as provided in Section 8.06(a) hereof.

     Section 8.04. Indemnification Procedures. The obligations and Liabilities of any party to indemnify any other party pursuant to this Article VIII shall be subject to the following terms and conditions:

          (a) Notice and Defense. Within a reasonable period of time after a party or parties to be indemnified (whether one or more, the "Indemnified Party") receives actual notice of any Claim covered by Section 8.01 or 8.02, as the case may be, the Indemnified Party shall, if a Claim in respect thereof is to be made pursuant to Section 8.01 or 8.02, as the case may be, notify the party from whom indemnification is sought (the "Indemnifying Party") in writing of such Claim; provided however, that the failure to so notify the Indemnifying Party shall not relieve the Indemnifying Party from any Liability which it may have to the Indemnified Party pursuant to Section 8.01 or 8.02, as the case may be, except to the extent of material detriment suffered by the Indemnifying Party as a result of such failure. In the event that a Claim, Liability or Loss arises out of or results from matters with respect to third parties, the Indemnifying Party will undertake the defense thereof by representatives chosen by it which are reasonably acceptable to the Indemnified Party. So long as the Indemnifying Party is defending any such Claim actively and in good faith, the Indemnified Party shall not settle such Claim. Each of the Indemnifying Party and the Indemnified Party shall be entitled to consult with each other, to the extent it reasonably requests, in respect of the defense of such Claim and shall cooperate in the defense of any such Claim, including making its officers, directors, employees and Books and Records available for use in such Claim, and shall take those actions reasonably within its power which are reasonably necessary to preserve any legal defenses to such matters.

               (b) Failure to Defend. If the Indemnifying Party, within a reasonable time after notice of any such Claim, fails to defend such Claim actively and in good faith, the Indemnified Party will (upon further notice) have the right to undertake the defense, compromise or settlement of such Claim or consent to the entry of a judgment with respect to such Claim, on behalf of and for the account and risk of the Indemnifying Party, and the Indemnifying Party shall thereafter have no right to challenge the Indemnified Party's defense, compromise, settlement or consent to judgment.

               (c) Indemnified Party's Rights. Notwithstanding anything contained in this Article VIII to the contrary: (i) if there is a reasonable probability that a Claim may materially and adversely affect the Indemnified Party other than as a result of money damages or other money payments, the Indemnified Party shall have the right to defend, compromise or settle such Claim; and (ii) no consent order shall be entered into or Claim settled unless the Indemnified Party has given its prior written consent thereto, which consent shall not be unreasonably withheld or delayed; provided, however, that the Indemnified Party shall consent to any settlement, compromise or discharge of such Claim that the Indemnifying Party may recommend that by its terms fully releases the Indemnified Party from any further Claims with respect to the matters giving rise to such Claim.

     Section 8.05. Payment . The Indemnifying Party shall promptly pay the Indemnified Party any amount due under this Article VIII and reimburse each Indemnified Party for all reasonable expenses (including reasonable counsel fees) for which the Indemnified Party is entitled to be indemnified hereunder as they are incurred by such Indemnified Party. Upon judgment, determination, settlement or compromise of any third party Claim, the Indemnifying Party shall promptly pay on behalf of the Indemnified Party, and/or to the Indemnified Party in reimbursement of any amount theretofore required to be paid by it, the amount so determined by such judgment, determination, settlement or compromise and all other Claims of the Indemnified Party with respect thereto, unless in the case of a judgment or determination an appeal is made from such judgment or determination; provided, however, that if the Indemnifying Party desires to appeal from an adverse judgment or determination, then the Indemnifying Party shall post and pay the cost of the security or bond to stay execution of the judgment or determination pending appeal. Upon the payment in full by the Indemnifying Party of all of such amounts, the Indemnifying Party shall succeed to the rights of the Indemnified Party, to the extent such rights are not waived in settlement, against the third party who made such third party Claim.

     Section 8.06. Other Indemnities; Survival of Representations, Warranties and Covenants . The indemnities provided in Sections 8.01 and 8.02 are in addition to, and not in lieu of, other indemnification obligations of the parties contained in this Agreement. Except as otherwise provided herein, all representations, warranties, covenants and agreements made by Sellers, the Company and Purchaser in this Agreement, the Closing Documents or in any certificate or other instrument delivered by Sellers, the Company or Purchaser under this Agreement or any of the Closing Documents shall survive the execution and delivery of this Agreement and the Closing Documents, regardless of any investigation made by or on behalf of any party.

                                   ARTICLE IX

                                  Miscellaneous

     Section 9.01. Notices . Any and all notices, requests or other communications hereunder shall be given in writing and delivered by: (a) regular, overnight or registered or certified mail (return receipt requested), with first class postage prepaid; (b) hand delivery; (c) facsimile transmission; or (d) overnight courier service, to the parties at the following addresses or facsimile numbers:

                  (i)      if to Seller, to:

                           Gary Goldfarb, President
                           Fusion Networks Holdings, Inc.
                           8115 N.W. 29th Street
                           Miami, Florida 33122
                           Facsimile Number: (305) 477-6703
                           Telephone Number: (305) 477-6701

                  (ii)     if to Purchasers, to:

                           Joel Freedman
                           Frank Falco
                           IDM Environmental Corp.
                           396 Whitehead Ave.
                           South River, New Jersey 08882
                           Facsimile Number: (732) 350-9545
                           Telephone Number: (732) 350-9550

or at such other address or number as shall be designated by either of the parties in a notice to the other party given in accordance with this Section
9.01. Except as otherwise provided in this Agreement, all such communications shall be deemed to have been duly given: (A) in the case of a notice sent by regular or registered or certified mail, three Business Days after it is duly deposited in the mails; (B) in the case of a notice delivered by hand, when personally delivered; (C) in the case of a notice sent by facsimile, upon transmission subject to telephone confirmation of receipt; and (D) in the case of a notice sent by overnight mail or overnight courier service, the next Business Day after such notice is mailed or delivered to such courier, in each case given or addressed as aforesaid.

     Section 9.02. Benefit and Burden . This Agreement shall inure to the benefit of, and shall be binding upon, the parties hereto and their successors and permitted assigns.

     Section 9.03. No Third Party Rights . Nothing in this Agreement shall be deemed to create any right in any creditor or other Person not a party hereto (other than the Seller Indemnified Persons and the Purchaser Indemnified Persons) and this Agreement shall not be construed in any respect to be a Contract in whole or in part for the benefit of any third party (other than the Seller Indemnified Persons and the Purchaser Indemnified Persons).

     Section 9.04. Amendments and Waiver . No amendment, modification, restatement or supplement of this Agreement shall be valid unless the same is in writing and signed by the parties hereto. No waiver of any provision of this Agreement shall be valid unless in writing and signed by the party against whom that waiver is sought to be enforced. No failure or delay on the part of any party hereto in exercising any right, power or privilege hereunder and no course of dealing between or among any of the parties hereto shall operate as a waiver of any right, power or privilege hereunder. No single or partial exercise of any right, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege hereunder. No notice to or demand on any party in any case shall entitle such party to any other or further notice or demand in similar or other circumstances or constitute a waiver of the rights of any party to any other or further action in any circumstances without notice or demand.

     Section 9.05. Assignments . Except for Purchasers' right to assign any of their rights, interests and obligations under this Agreement to an Affiliate of Purchasers, neither this Agreement nor any right, interest or obligation hereunder may be assigned by any party hereto and any attempt to do so shall be null and void.

     Section 9.06. Counterparts . This Agreement may be executed in counterparts and by the different parties in separate counterparts, each of which when so executed shall be deemed an original and all of which taken together shall constitute one and the same agreement.

     Section 9.07. Captions and Headings . The captions and headings contained in this Agreement are inserted and included solely for convenience and shall not be considered or given any effect in construing the provisions hereof if any question of intent should arise.

     Section 9.08. Construction . The parties acknowledge that each of them has had the benefit of legal counsel of its own choice and has been afforded an opportunity to review this Agreement with its legal counsel and that this Agreement shall be construed as if jointly drafted by the parties hereto.

     Section 9.09. Severability . Should any clause, sentence, paragraph, subsection, Section or Article of this Agreement be judicially declared to be invalid, unenforceable or void, such decision will not have the effect of invalidating or voiding the remainder of this Agreement, and the parties agree that the part or parts of this Agreement so held to be invalid, unenforceable or void will be deemed to have been stricken herefrom by the parties, and the remainder will have the same force and effectiveness as if such stricken part or parts had never been included herein.

     Section 9.10. Remedies . The parties agree that the covenants and obligations contained in this Agreement and the Closing Documents relate to special, unique and extraordinary matters and that a violation of any of the terms hereof or thereof would cause irreparable injury in an amount which would be impossible to estimate or determine and for which any remedy at law would be inadequate. As such, the parties agree that if either party fails or refuses to fulfill any of its obligations under this Agreement or any of the Closing Documents or to make any payment or deliver any instrument required hereunder or thereunder, then the other party shall have the remedy of specific performance, which remedy shall be cumulative and nonexclusive and shall be in addition to any other rights and remedies otherwise available under any other Contract or at law or in equity and to which such party might be entitled.

     Section 9.11. Applicable Law . THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF FLORIDA, WITHOUT GIVING EFFECT TO THE CONFLICT OF LAW PRINCIPLES THEREOF.

     Section 9.12.  Submission  to  Jurisdiction  . Each of the parties  hereby:
(a) irrevocably submits to the non-exclusive personal jurisdiction of any Florida state or federal court sitting in Miami, Florida, over any Claim arising out of or relating to this Agreement or any of the Closing Documents and irrevocably agrees that all such Claims may be heard and determined in such Florida state or federal court; and (b) irrevocably waives, to the fullest extent permitted by applicable Law, any objection it may now or hereafter have to the laying of venue in any proceeding brought in a Florida state or federal court sitting in Miami, Florida, and any claim that any such proceeding brought in a Florida state or federal court sitting in Miami, Florida, has been brought in an inconvenient forum; provided, however, that nothing in this Section 9.12 is intended to waive the right of either of the parties to remove any such action or proceeding commenced in any such Florida state court to an appropriate Florida federal court to the extent the basis for such removal exists under applicable Law. Each of the parties hereby irrevocably agrees that service of copies of the summons and complaint and any other process which may be served in any such action or proceeding may be made by mailing, by certified mail, a copy of such process to such party at its address for notices specified herein. As an alternative method of service, each of the parties also irrevocably consents to the service of any and all process in any such action or proceeding by the mailing by certified mail of copies of such process to it at its address for notices specified herein. Each of the parties agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by Law. Nothing in this Section 9.12 shall affect the right of either of the parties to serve legal process in any other manner permitted by Law or affect the right of either of the parties to bring any action or proceeding in the courts of any other jurisdictions, domestic or foreign.

     Section 9.13. Expenses; Prevailing Party Costs . Each of Seller and Purchasers shall pay its own expenses incident to this Agreement and the Closing Documents and the transactions contemplated hereby and thereby, including all legal and accounting fees and disbursements. Notwithstanding anything contained herein or therein to the contrary, if any party commences an action against another party to enforce any of the terms, covenants, conditions or provisions of this Agreement or any of the Closing Documents, or because of a breach by a party of its obligations under this Agreement or any of the Closing Documents, the prevailing party in any such action shall be entitled to recover its Losses, including reasonable attorneys' fees, incurred in connection with the prosecution or defense of such action, from the losing party.

     Section 9.14. Entire Agreement . This Agreement and the Closing Documents set forth all of the promises, agreements, conditions, understandings, warranties and representations among the parties with respect to the transactions contemplated hereby and thereby, and supersede all prior agreements, arrangements and understandings between the parties, whether written, oral or otherwise. There are no promises, agreements, conditions, understandings, warranties or representations, oral or written, express or implied, among the parties concerning the subject matter hereof or thereof except as set forth herein and therein.

     Section 9.15. Legal Representation. This Agreement and the Closing Documents have been drafted by the law firm of Vanderkam & Sanders (the "Law Firm"). The Law Firm represented the Company prior to, and in connection with, the transactions carried out pursuant to the Holding Company Agreement and the Merger Agreement, currently represents the Seller and, from time to time in the past has advised the Purchasers in their capacities as officers of the Company. Each of the Seller and the Purchasers acknowledges that their are potential conflicts of interest which may arise as a result of the past services of the Law Firm as noted above and the services rendered by the Law Firm in connection with drafting this Agreement and the Closing Documents. Each of the parties hereto acknowledges that the Law Firm has not been involved in negotiating the transactions described herein and has acted solely in the capacity as a scrivener. Each of the parties hereto expressly waives and releases the Law Firm from any potential conflicts of interest arising as a result of this Agreement. Each party has consulted its own separate legal counsel to the extent they deemed necessary and proper.

     IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the day and year first above written.

                                                  "SELLER"

                                                  FUSION NETWORKS HOLDINGS, INC.


                                                  By:__________________________
                                                  Title:

                                                  "PURCHASERS"


                                                  ______________________________
                                                  JOEL A. FREEDMAN


                                                  ______________________________
                                                  FRANK A. FALCO

                                  Schedule 2.02


                                 PURCHASE PRICE

The  Purchase  Price  shall  consist  of  delivery  by  Purchasers   and,  where
appropriate, the Company to the Seller of the following:

1. A Promissory Note (the "Note") in an amount equal to the market price (the "Market Price") of 47,105 shares of common stock of the Seller, not to exceed $2.50 per share. The Note shall (a) be secured by a pledge of the Stock, (b) bear interest at 8% per annum payable semi-annually and (c) be due in three years subject to mandatory prepayment of principal from the trading profit realized by the Purchasers from the exercise of any Options held by the Purchasers, and shall be in the form attached hereto as Exhibit "A". For purposes, hereof, Market Price shall be the closing price of the common stock of the Seller on the trading day prior to the Closing Date.

2. A release (the "Release of Guarantee") of the Seller from the salary guarantee provisions of Section 6.7(i) of the Merger Agreement.

3. Resignations (the "Resignations") of each of the Purchasers as directors of the Seller and release of the Seller from the obligation to nominate and recommend the election of the Purchasers as directors of the Seller pursuant to the provisions of Section 6.7 (iii) of the Merger Agreement.

                                    ANNEX "A"

                                   Definitions

     "Affiliate" means, with respect to any Person, any other Person: (i) that directly or indirectly, through one or more intermediaries, controls, is controlled by or is under common control with such Person; and (ii) in the case of a natural person, that is the parent, spouse, child or sibling (herein, collectively "Related Persons") of such Person. The term "control" (including, with correlative meaning, the terms "controlling", "controlled by" and "under common control with") means the possession, directly or indirectly, of the power to direct or cause direction of the management and policies of a Person, whether through the ownership of voting securities, by Contract or otherwise.

     "Agreement" means the Stock Purchase Agreement to which this Annex A is attached, as the same may be amended, modified or supplemented from time to time.

     "Assets and Properties" means all assets and properties of every kind, nature, character and description, whether real, personal or mixed, tangible or intangible, wherever situated, including any goodwill related thereto, and, with respect to any Person, means all such assets and properties operated, owned or leased by such Person.

     "Books and Records" means, with respect to any Person, all files, documents, instruments, papers, books and records relating to the business, operations, condition (financial and otherwise), results of operations and Assets and Properties of such Person, including financial statements, Tax returns and related guidelines, ledgers, journals, deeds, title policies, surveys, minute books, stock certificates and books, stock transfer ledgers, Contracts, Governmental Approvals, customer lists, vendor lists, representative listings, sales literature, computer files and programs, retrieval programs, operating data and plans and environmental studies and plans.

     "Business Day" means any day on which commercial banks are not authorized or required to close in Miami, Florida.

     "Claim"  means any claim,  demand,  investigation,  cause of action,  suit,
default,  assessment,   litigation  or  other  proceeding,   including  arbitral
proceedings and proceedings by or before any Governmental Authority.

     "Closing Date" means September 1,2000 or such other date as shall be mutually agreed by the parties.

     "Closing Documents" means all agreements, instruments and documents executed by or on behalf of Seller, the Company or Purchasers or any of their respective Affiliates in connection with or relating to the Agreement, together with all agreements, instruments and documents referred to therein or contemplated thereby.

     "Company" means IDM Environmental Corp., a New Jersey corporation.

     "Contract" means any agreement, lease, license, evidence of Debt, mortgage, deed of trust, note, bond, indenture, security agreement, commitment, instrument, understanding or other contract, obligation or arrangement of any kind.

     "Debt" means, for any Person, all indebtedness, liabilities and obligations of such Person: (i) for the repayment of money borrowed (whether or not represented by bonds, debentures, notes, securities or other evidences of indebtedness); (ii) representing deferred payment of the purchase price for goods, services or Assets and Properties; (iii) under any lease which, in conformity with GAAP, is required to be capitalized for balance sheet purposes;
(iv) under guaranties, endorsements (other than for collection or deposit in the ordinary course of business) or assumptions of, or other contingent obligations in respect of, or to purchase or otherwise acquire, any indebtedness, liabilities or other obligations of any other Person; (v) in respect of letters of credit; (vi) secured by a Lien existing on Assets and Properties owned by such Person, whether or not the indebtedness, liabilities or obligations secured thereby shall have been assumed by such Person; and/or (vii) to redeem or repurchase any of such Person's capital stock, warrants, equity interests or equivalents.

     "Governmental  Approval"  means  any  authorization,   consent,   approval,
license,   franchise,  lease,  ruling,  tariff,  rate,  permit,  certificate  or exemption of, or filing or registration with, any Governmental Authority.

     "Governmental Authority" means any nation or government, any federal, state, county, province, city, town, municipality, local or other political subdivision thereof or thereto and any court, tribunal, department, commission, board, bureau, instrumentality, agency, council, arbitrator or other entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government and any other governmental entity with authority over the applicable Person or Assets and Properties.

     "Laws" means all laws, statutes, rules, regulations, ordinances, orders, writs, injunctions or decrees and other pronouncements having the effect of law of any Governmental Authority.

     "Liability" means, with respect to any Person, any Debt, obligation and other liability of such Person, whether absolute, accrued, contingent, fixed or otherwise, or whether due or to become due, including liabilities for Taxes, material forward or long-term commitments, or unrealized or anticipated Losses from any unfavorable Contracts or commitments.

     "Lien" means any mortgage, lien, charge, pledge, hypothecation, assignment, deposit arrangement, encumbrance, security interest, assessment, lease, adverse claim, levy, preference or priority or other security agreement of any kind or nature whatsoever (whether voluntary or involuntary, affirmative or negative, and whether imposed or created by operation of Law or otherwise) in, on or with respect to, or pledge of, any Assets and Properties or equity interests, whether now owned or hereafter acquired, or any other interest in Assets and Properties or equity interests designed to secure the repayment of Debt or any other obligation, whether arising by Contract, operation of Law or otherwise, or any Contract to give any of the foregoing, and including any conditional sale or other title retention agreement and any financing lease having substantially the same effect as any of the foregoing.

     "Loss" means any and all damages (including consequential, punitive and exemplary), fines, penalties, judgments, deficiencies, losses, costs and expenses, including court costs, reasonable fees of attorneys, accountants and other experts and other reasonable expenses of any Claim.

     "Person" means any individual, firm, corporation, trust, association, company, limited liability company, joint stock company, partnership, joint venture, Governmental Authority or other entity or enterprise.

     "Stock" has the meaning specified in the recitals of the Agreement.

     "Taxes" or "Tax" means any and all taxes, assessments, imposts, deductions, charges, withholdings, claims and levies assessed or imposed by any Governmental Authority and all Liabilities with respect thereto, including any penalties, interest, additions to tax, sales, use, transfer, stock transfer, real property transfer, recording, gains, stamp, documentary, income, franchise, excise and property taxes, charges and similar levies and fees.

     "United States" and "U.S."mean the United States of America and its territories and possessions.